                                                                      EXHIBIT 12

                                  FIRST BANCORP
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS-
                         EXCLUDING INTEREST ON DEPOSITS
                                 (In thousands)

                                         9/30/01        2000          1999          1998          1997          1996
EARNINGS:
Net Income                             $   62,992    $   67,276    $   62,075    $   51,812    $   47,528    $   37,634
Income Taxes                               15,366        14,761         7,288         4,798         8,125        12,281
                                       ----------    ----------    ----------    ----------    ----------    ----------
Pre-tax income                             78,358        82,037        69,363        56,610        55,653        49,915
Plus:
Fixed Charges                              86,304       120,481        92,760        86,814        58,302        42,701
                                       ----------    ----------    ----------    ----------    ----------    ----------
TOTAL EARNINGS                         $  164,662    $  202,518    $  162,123    $  143,424    $  113,955    $   92,616
FIXED CHARGES:
Interest expense                       $  209,892    $  272,615    $  183,330    $  155,130    $  130,429    $  113,027
Less: Interest on deposits               (124,737)     (153,283)      (90,489)      (70,418)      (72,147)      (70,964)

Interest capitalized                           --            --            --            --            --            --

Rental expense relating to operating
leases (1/3 of rentals)                     1,052         1,347         1,130         1,053           978           965

Net amortized premiums/discounts
on debt                                        97          (198)       (1,211)           --          (958)         (327)

Net capitalized premiums/discounts
on debt                                        --            --            --         1,049            --            --
                                       ----------    ----------    ----------    ----------    ----------    ----------

TOTAL FIXED CHARGES BEFORE
PREFERRED DIVIDENDS                        86,304       120,481        92,760        86,814        58,302        42,701

Preferred Dividend Requirements            11,424         7,408         4,275            --            --            --

Ratio of pre-tax income to net
income                                      1.244         1.219         1.117            --            --            --
                                       ----------    ----------    ----------


PREFERRED DIVIDEND FACTOR                  14,211         9,033         4,777            --            --            --
                                       ----------    ----------    ----------

TOTAL FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                        $  100,515    $  129,515    $   97,537    $   86,814    $   58,302    $   42,701

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS                1.64          1.56          1.66          1.65          1.95          2.17

                                  FIRST BANCORP
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS-
                         INCLUDING INTEREST ON DEPOSITS
                                 (In thousands)


                                         9/30/01         2000         1999           1998         1997            1996
EARNINGS:
Net Income                             $   62,992    $   67,276    $   62,075    $   51,812    $   47,528    $   37,634
Income Taxes                               15,366        14,761         7,288         4,798         8,125        12,281
                                       ----------    ----------    ----------    ----------    ----------    ----------
Pre-tax income                             78,358        82,037        69,363        56,610        55,653        49,915
Plus:
Fixed Charges                             211,041       273,764       183,249       156,183       130,429       113,655
                                       ----------    ----------    ----------    ----------    ----------    ----------
TOTAL EARNINGS                         $  289,399    $  355,801    $  252,612    $  212,793    $  186,102    $  163,580
FIXED CHARGES:
Interest expense                       $  209,892    $  272,615    $  183,330    $  155,130    $  130,429    $  113,027

Interest capitalized                           --            --            --            --            --            --

Rental expense relating to operating
leases (1/3 of rentals)                     1,052         1,347         1,130         1,053           978           965

Net amortized premiums/discounts
on debt                                        97          (198)       (1,211)           --          (958)         (327)

Net capitalized premiums/discounts
on debt                                        --            --            --         1,049            --            --
                                       ----------    ----------    ----------    ----------    ----------    ----------

TOTAL FIXED CHARGES BEFORE
PREFERRED DIVIDENDS                       211,041       273,364       183,249       157,232       130,449       113,665

Preferred Dividend Requirements            11,424         7,408         4,275            --            --            --

Ratio of pre-tax income to net
income                                      1.244         1.219         1.117            --            --            --
                                       ----------    ----------    ----------


PREFERRED DIVIDEND FACTOR                  14,211         9,033         4,777            --            --            --
                                       ----------    ----------    ----------

TOTAL FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                        $  225,252    $  282,798    $  188,026    $  157,232    $  130,449    $  113,665

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS                1.28          1.26          1.34          1.36          1.43          1.44